EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                      ------------------------------------

         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") among EXODUS ACQUISITION CORPORATION, a Delaware corporation ("Exodus"), VHS NETWORKS, INC., a Florida corporation ("VHSN") and BAC Consulting Corporation, a California corporation (the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Exodus.

         Whereas, VHSN wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Exodus in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, Exodus, VHSN and the Shareholders adopt this plan of reorganization and agree as follows:

         1.  EXCHANGE OF STOCK

                  1.1. NUMBER OF SHARES. Upon execution of this Agreement, the Shareholders agree to transfer to VHSN 5,000,000 shares of common stock of Exodus, no par value per share in an exchange for an aggregate of 500,000 shares of voting common stock of VHSN.

                  1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Exodus common stock shall surrender such certificate(s) for cancellation to VHSN, and shall receive in exchange a certificate or certificates representing the number of full shares of VHSN common stock into which the shares of Exodus common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Exodus shares by the Shareholders shall be effected by the delivery to VHSN at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

                  1.3. FRACTIONAL SHARES.Fractional shares of VHSN common stock shall not be issued, but in lieu thereof VHSN shall round up fractional shares to the next highest whole number.

                  1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as VHSN may request in order more effectively to sell, transfer, and assign the transferred stock to VHSN and to confirm VHSN's title thereto.

         2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required


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thereon may be used in lieu of an original  writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

         3. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented Exodus common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of VHSN common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Exodus common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

         4.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders, individually and separately, represent and warrant as follows:

                  4.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Exodus shares which are listed in the attached schedule and which they have contracted to exchange.

                  4.2. LITIGATION.There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of Exodus held by the Shareholders.

         5. REPRESENTATIONS AND WARRANTIES OF EXODUS AND BAC. Exodus and BAC represent and warrant that:

                  5.1. CORPORATE ORGANIZATION AND GOOD STANDING. Exodus is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

                  5.2. REPORTING COMPANY STATUS. Exodus has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section12(g) thereunder.

                  5.3. REPORTING COMPANY FILINGS.Exodus has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

                  5.4.  CAPITALIZATION.    Exodus's   authorized  capital  stock
consists of 50,000,000 shares of Common Stock, no par value, of which 5,000,000 shares are issued and outstanding.


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                  5.5.  ISSUED STOCK. All the  outstanding  shares of its Common
Stock are duly authorized and validly issued, fully paid and non-assessable.

                  5.6. STOCK RIGHTS. Except as set out by schedule attached hereto, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Exodus Common or Preferred Stock issued or committed to be issued.

                  5.7. CORPORATE AUTHORITY. Exodus has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

                  5.8. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Exodus 's board of directors.

                  5.9. SUBSIDIARIES. Except as set out by the schedule attached hereto, Exodus has no subsidiaries.

                  5.10. FINANCIAL STATEMENTS. Exodus's financial statements dated as of February 26, 2000 copies of which will have been delivered by Exodus to VHSN prior to the Closing Date (the "Exodus Financial Statements"), fairly present the financial condition of Exodus as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

                  5.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Exodus Financial Statements, and except as may be related to the demand by Exodus Communication Corporation, Exodus did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

                  5.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Exodus since the date of the Exodus Financial Statements.

                  5.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Exodus , any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Exodus or against any of its officers.

                  5.14. CONTRACTS. Except as set forth in its Form 10-SB, Exodus is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.



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                  5.15. NO VIOLATION.  The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Exodus is subject or by which Exodus is bound.

         6.  REPRESENTATIONS AND WARRANTIES OF VHSN.

         VHSN represents and warrants that:

                  6.1. CORPORATE ORGANIZATION AND GOOD STANDING. VHSN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

                  6.2. CAPITALIZATION. VHSN's authorized capital stock consists of 100,000,000 shares of Common Stock, $.001 par value per share, of which 19,035,268 shares have been issued and are outstanding, and 25,000,000 shares of Preferred Stock, $.001 par value per share of which no shares have been issued and outstanding.

                  6.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

                  6.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain VHSN Common or Preferred Stock issued or committed to be issued.

                  6.5. CORPORATE AUTHORITY. VHSN has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

                  6.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by VHSN's board of directors.

                  6.7. FINANCIAL STATEMENTS. VHSN's financial statements dated as of March 31, 2000, copies of which will have been delivered by VHSN to Exodus prior to the Closing Date (the "VHSN Financial Statements"), fairly present the financial condition of VHSN as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

                  6.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the VHSN Financial Statements, VHSN did not have at that date any liabilities or obligations (secured, unsecured,


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Plan of Acquisition,  Reorganization,  etc.  corporate balance sheet prepared in accordance with generally accepted accounting principles.

                  6.9. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of VHSN since the date of the VHSN Financial Statements.

                  6.10. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of VHSN, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against VHSN or against any of its officers.

                  6.11. CONTRACTS. Except as set out by attached schedule, VHSN is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

                  6.12. TITLE. Except as set out by attached schedule, VHSN has good and marketable title to all the real property and good and valid title to all other property included in the VHSN Financial Statements. Except as set out in the balance sheet thereof, the properties of VHSN are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of VHSN.

                  6.13. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by VHSN for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the VHSN Financial Statements are adequate to cover any such taxes that may be assessed against VHSN in respect of its business and its operations during the periods covered by the VHSN Financial Statements and all prior periods.

                  6.14. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of VHSN is subject or by which VHSN is bound.

         7.  NONE.

         8.  CONDUCT PENDING THE CLOSING

                  Exodus, VHSN and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

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                  8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Exodus .

                  8.2. Exodus will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

                  8.3. No change will be made in the charter documents, by-laws, or other corporate documents of VHSN.

                  8.4. VHSN will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

                  8.5. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Exodus shares of common stock owned by them.

         9.  CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS

                  The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

                  9.1. VHSN'S    REPRESENTATIONS    AND    WARRANTIES.       The
representations and warranties of VHSN set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

                  9.2. VHSN'S COVENANTS. VHSN shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

                  9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of VHSN.

         10. CONDITIONS PRECEDENT TO OBLIGATION OF VHSN

                  VHSN's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by VHSN:

                  10.1.SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

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                  10.2.  SHAREHOLDERS'  COVENANTS.  The Shareholders  shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

                  10.3. EXODUS'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Exodus set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

                  10.4. EXODUS' COVENANTS. Exodus shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

                  10.5. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Exodus .

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders, VHSN and Exodus set out herein shall survive the Closing for a period of 12 months.

         12. ARBITRATION

                  12.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of California.

                  12.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of California. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

                  12.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of California, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

                  12.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

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                  12.5. RULES OF  LAW.Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

                  12.6. FINALITY AND FEES.Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

                  12.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

                  12.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

                  12.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

                  12.10. SURVIVAL.   The  provisions for  arbitration  contained
herein shall survive the termination of this Agreement for any reason.

         13. GENERAL PROVISIONS.

                  13.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

                  13.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  13.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.


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                  13.4.  NOTICES.All notices and other communications  hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

         If to Exodus, to:                  Exodus Acquisition Corporation
                                            19900 MacArthur Boulevard, Suite 660
                                            Irvine, California 92612

         If to VHSN, to:                    VHS Network, Inc.
                                            6705 Tomken Road, Unit 12-14
                                            Mississauga, Ontario, Canada

         If to the Shareholders, to:        BAC Consulting Corporation
                                            19900 MacArthur Boulevard, Suite 660
                                            Irvine, California 92612

                  13.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

                  13.6. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

                  13.7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

                  13.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be the law firm of Boyd & Chang, LLP, 19900 MacArthur Boulevard, Suite 660, Irvine, California. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

                  13.9. REVIEW OF AGREEMENT.Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

                  13.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.


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                  13.11. EFFECTIVE  DATE.  This effective date of this Agreement shall be May 5, 2000.

         SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION AMONG EXODUS, VHSN AND THE SHAREHOLDERS OF EXODUS.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                         EXODUS ACQUISITION CORPORATION



                                         By: /s/ Tim T. Chang
                                         --------------------
                                                 Tim T. Chang, President


                                         VHS NETWORK, INC.



                                         By: /s/ Elwin Cathart

                                         ---------------------
                                                 Elwin Cathart, Chairman and CEO


                                         THE SHAREHOLDERS OF EXODUS
                                         ACQUISITION CORPORATION:

                                         BAC CONSULTING CORPORATION



                                         By: /s/ Tim T. Chang
                                             --------------------
                                             Tim T. Chang, President





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                                  SCHEDULE 4.1

                                 TITLE TO SHARES

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                                  SCHEDULE 6.4

                  Directors Options:                       2,000,000
                  China e-Mall Exchangeable Shares:        4,015,000
                  Warrants:                                  975,000


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                                  SCHEDULE 6.10

                                   LITIGATION

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                                  SCHEDULE 6.11

                     Acquisition of China e-Mall Corporation

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